     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 1995
                                                     REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                               FLUOR CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               95-0740960
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

          3333 MICHELSON DRIVE                           92730
           IRVINE, CALIFORNIA                          (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                               ----------------

                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                            (FULL TITLE OF THE PLAN)

                               ----------------

                               LAWRENCE N. FISHER
              VICE PRESIDENT-CORPORATE LAW AND ASSISTANT SECRETARY
                 3333 MICHELSON DRIVE, IRVINE, CALIFORNIA 92730
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (714) 975-6995
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                          PROPOSED    PROPOSED
                                           MAXIMUM    MAXIMUM
                             AMOUNT       OFFERING   AGGREGATE   AMOUNT OF
 TITLE OF SECURITIES         TO BE        PRICE PER   OFFERING  REGISTRATION
   TO BE REGISTERED        REGISTERED       SHARE      PRICE        FEE
- ----------------------------------------------------------------------------
Common Stock par value
 $.625 per share        25,000 shares(1) $49.4375(2) $1,235,938     $427

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) There is also being registered hereunder such additional shares as may be issued pursuant to the antidilution provisions of the Plan.

(2) Cannot be specified at this time, but will be determined pursuant to the terms of the Plan. Amounts shown are estimated solely for purposes of computing the registration fee.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                  FLUOR STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                             CROSS REFERENCE SHEET

             FORM S-8 ITEM                      LOCATION IN PROSPECTUS
             -------------                      ----------------------
  1. Forepart of the Registration
      Statement and outside Front
      Cover Page of Prospectus....   Facing Page of Registration Statement;
                                     Cover Page of Prospectus ("Cover")

  2. Inside Front and Outside Back
      Cover Pages of Prospectus...   Inside Front and Outside Back Cover Page of
                                     Prospectus; Table of Contents; Available
                                     Information; Information Incorporated by
                                     Reference

  3. General Plan Information.....   Cover; The Company; The Plan (General;
                                     Purpose; Duration, Administration,
                                     Modification, Termination; Eligible
                                     Directors)

  4. Securities to be Offered and
      Employees Who May
      Participate in the Plan.....   Cover; The Plan (Duration, Administration,
                                     Modification, Termination; Securities
                                     Subject to the Plan; Eligible Directors)

  5. Purchase of Securities
      Pursuant to the Plan........   The Plan (Duration, Administration,
                                     Modification, Termination; Securities
                                     Subject to the Plan;
                                     Award of Restricted Stock)

  6. Payment for Securities
      Offered.....................   The Plan (Award of Restricted Stock)

  7. Resale Restrictions..........   *

  8. Tax Effects of Plan
      Participation...............   The Plan (Federal Income Tax Consequences)

  9. Investment of Funds..........   *

 10. Forfeitures and Penalties....   The Plan (Award of Restricted Stock;
                                     Award of Restricted Units)

 11. Charges and Deductions and
      Liens Therefor..............   *

 12. Registrant Information and
      Employee Annual Plan
      Information.................   Additional Information

 13. Incorporation of Certain
      Documents by Reference......   Inside Front Cover Page of Prospectus;
                                     Information Incorporated by Reference

 14. Description of Securities....   Information Incorporated by Reference

 15. Additional Information.......   Additional Information

 16. Interests of Named Experts
      and Counsel.................   *

 17. Indemnification of Directors
      and Officers................   Additional Information

- --------
*  Inapplicable

PROSPECTUS

                          [LOGO OF FLUOR CORPORATION]

                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                               ----------------

  This prospectus relates to 25,000 shares of Fluor Corporation common stock issuable under awards of restricted stock granted or to be granted, under the Stock Plan For Non-Employee Directors, together with such additional shares as may be issued pursuant to the antidilution provisions described herein. This prospectus also describes the terms and conditions covering the grant of which are related to the grant and vesting of the awards.

  This prospectus does not cover reoffers or resales of shares acquired hereunder. However, persons who are not affiliates of Fluor Corporation as defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"), may resell shares acquired hereunder in any way permitted by law, including sales on the New York Stock Exchange. Affiliates of Fluor Corporation may not publicly resell shares acquired hereunder without registration under the Act or compliance with Rule 144 under the Act.

                               ----------------

  THESE SECURITIES HAVE  NOT BEEN  APPROVED OR DISAPPROVED  BY THE SECURITIES
    AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
      OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY REPRE-  SENTATION  TO  THE
        CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with any offer contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Fluor Corporation. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state in which it is unlawful to make such an offer or solicitation.

  The delivery of this prospectus shall not, under any circumstances, create any implication that there has been no change in the affairs of Fluor Corporation since the date hereof.

                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1995

                             AVAILABLE INFORMATION

  Fluor Corporation ("Fluor") is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Fluor can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 as well as at the Commission's Regional Offices at 75 Park Place, New York, New York. 10007 and at 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning Fluor can also be inspected at the offices of those stock exchanges on which Fluor's stock is listed, namely, the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; the Midwest Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 233 South Beaudry Avenue, Los Angeles, California 90012 and 301 Pine Street, San Francisco, California 94104.

  A registration statement on Form S-8 with respect to the shares of Fluor common stock offered by this prospectus has been filed with the Commission, Washington, D.C., under the Act. This prospectus omits certain information contained in such registration statement, including various exhibits thereto, which may be examined at the offices of the Commission.

                     INFORMATION INCORPORATED BY REFERENCE

  The following documents filed by Fluor with the Commission are incorporated herein by reference.

  (a) Fluor's latest Annual Report filed pursuant to Section 13 or 15(d) of the Exchange Act;

  (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above;

  (c) Fluor's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders;

  (d) The description of the common stock of Fluor which is contained in a registration statement filed by Fluor under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

  (e) Information with respect to awards of restricted stock including amount granted, amount outstanding, exercises, restriction removals, prices and expiration dates, included in Fluor's Annual Reports and definitive proxy statements described in (a), (b) and (c) above and which will be included in the future either in Fluor's Annual Reports or proxy statements or appendices to this prospectus.

  All reports and other documents subsequently filed by Fluor pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

  Fluor will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference herein (not including exhibits to such information unless such exhibits are specifically incorporated by reference into such information). Requests for such information should be directed to Fluor Corporation, 3333 Michelson Drive, Irvine, California 92730, Attention:
Secretary (714) 975-2000.

                                  THE COMPANY

  Fluor Corporation, a Delaware corporation, the issuer of the shares offered hereunder, maintains its principal office at 3333 Michelson Drive, Irvine, California 92730, and its telephone number is (714) 975-2000.

                                    THE PLAN

GENERAL

  The Stock Plan for Non-Employee Directors (the "Plan") became effective upon its approval by the stockholders of Fluor on March 14, 1995. The Plan contemplates a one time grant to each non-employee director of the right to acquire 1,000 shares of common stock of Fluor (the "Stock") under restricted stock agreements ("Awards") along with the grant of related restricted units payable in cash to assist in satisfying income tax liabilities arising from the Award.

  Each grantee of an Award is furnished with a copy of the Plan and the following is a summary of certain provisions of the Plan. The Plan should be read in its entirety and the summary below is subject to, and qualified in its entirety by, the full text of the Plan.

PURPOSE

  The purpose of the Plan is to advance the interests of Fluor and its stockholders by affording to non-employee directors of Fluor an opportunity to acquire or increase their proprietary interest in Fluor by the grant to such non-employee directors of Awards under the terms of the Plan. By thus encouraging such non-employee directors to become owners of Fluor shares and by granting to such non-employee directors a form of cash incentive compensation which is dependent upon the market value of Fluor shares, Fluor seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of Fluor in large measure depends.

DURATION, ADMINISTRATION, MODIFICATION, TERMINATION

  Grants of Awards under the Plan may be made at any time prior to March 14, 2005.

  The Plan is administered by the members of the Board of Directors of Fluor (the "Board") who are not eligible to participate in the Plan (the "Committee").

  The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Committee without approval of the stockholders of Fluor may
(1) increase the total number of shares of Stock subject to the Plan, except as contemplated by the Plan's antidilution provisions; (2) materially increase the benefits accruing to participants under the Plan; (3) withdraw the administration of the Plan from the Committee; or (4) permit any person while a member of the Committee to be eligible to receive an Award under the Plan. No termination, amendment or modification of the Plan may in any manner affect any previously granted Award under the Plan without the consent of the grantee of the Award.

SECURITIES SUBJECT TO THE PLAN

  The aggregate number of shares of Stock which may be issued and sold under the Plan pursuant to Awards may not exceed 25,000.

  In the event that the outstanding shares of Stock of Fluor are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of Fluor, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares which may be issued under the Plan, and (2) the number and kind of shares or other securities subject to the Awards. Such adjustments may be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustment.

  Shares of Stock received pursuant to an Award granted under the Plan with respect to which the restrictions on sale or other transfer shall have lapsed, shall not again be available for Award under the Plan. If restricted Stock is acquired by Fluor pursuant to Plan provisions, new Awards may be granted under the Plan covering the number of shares to which such restricted Stock acquisition relates.

  Fluor shall not be required to issue or deliver any certificate for shares of Stock received as restricted Stock pursuant to an Award prior to the fulfillment of all of the following conditions:

    (1) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

    (2) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

    (3) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

    (4) the lapse of such reasonable period of time following the execution of the Award as the Committee from time to time may establish for reasons of administrative convenience.

ELIGIBLE DIRECTORS

  Only directors of the Company who are not, and have never been, an employee of Fluor or its subsidiaries are eligible to participate in the Plan. No member of the Committee is eligible to participate.

AWARD OF RESTRICTED STOCK

  The Plan provides for a one time grant of 1,000 shares to each non-employee director. The shares of Stock received pursuant to an Award are subject to the following restrictions:

    (1) The shares represented by an Award will be maintained in book entry form with Fluor's transfer agent until the restrictions lapse in accordance with their terms or until forfeited. Notwithstanding the foregoing, a participant may request that certificates for the shares be issued in the sole name of the awardee and each such certificate will bear a legend stating that the shares are subject to acquisition by Fluor and prohibiting sale or other transfer of the shares otherwise than pursuant to the provisions of the Award.

    (2) The shares may not be sold or otherwise transferred so long as the certificates bear the restrictive legend.

    (3) Upon the removal or resignation of the awardee from the Board, for any reason, the restricted Stock remaining subject to restriction shall be acquired by Fluor effective as of the date of such termination.

  The restrictions on the shares will lapse as follows. The restrictions on the initial award to current non-employee directors will lapse as to 20% of the shares on the date of the award. Thereafter, restrictions will lapse in four equal increments on each of the four succeeding anniversary dates following the date of the award. For awards made to non-employee directors appointed in the future, restrictions will lapse on 20% of the shares on the March 14 next following the date of the award. Restrictions will lapse on the balance of the shares in four equal increments on each succeeding March 14.

  Under the Plan, no payment is required to be made by an awardee for Stock subject to an Award, but the Committee in granting the Award must determine that consideration, in the form of labor performed for or actually rendered to Fluor by the awardee, having a fair value of not less than the then fair market value of a like number of shares of Stock subject to the same restrictions, but in no event less than the par value of such shares, has been received by Fluor.

  Awards must be granted under the Plan within ten years from the effective date of the Plan, and the awardee will be entitled to acquire the Stock subject to the Award only if the awarders and Fluor enter into a restricted stock agreement within 60 days after the date of the Award dated as of the date of the Award. Subject to the above described restrictions, upon issuance of the restricted Stock the awardee will have all of the rights of a stockholder with respect to such Stock, including the right to vote the restricted shares and to receive all dividends and other distributions paid or made with respect thereto.

  In the case of the removal or resignation of a director, all shares with restrictions in effect will be forfeited. In the case of a Company Change of Control, death, attainment of the age for Board retirement as determined by the by-laws of Fluor or, in the discretion of the Committee, approved early retirement in accordance with the Plan, all restrictions on any shares held will immediately lapse.

  A Change of Control shall be deemed to have occurred if (1) a third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act, acquires shares of Fluor having twenty-five percent or more of the total number of votes that may be cast for the election of directors of Fluor; or (2) as a result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Fluor before the Transaction shall cease to constitute a majority of the Board of Directors of Fluor or any successor to Fluor.

AWARD OF RESTRICTED UNITS

  Along with an Award made hereunder the Committee may make a restricted unit Award payable in cash, the purpose of which is to assist the awardee in satisfying income tax liabilities arising from the lapse of restrictions on the Stock. ("Restricted Units") The number of Restricted Units to be awarded shall be determined by the Committee and each Restricted Unit shall have a cash value equal to the fair market value of a share of Stock on the date that the Restricted Unit becomes earned and payable. Each Restricted Unit Award shall become earned and payable in five equal increments on each of the five dates upon which a portion of the restrictions lapse on the related restricted Stock Award, or upon such other terms and conditions as may be determined by the Committee. The proceeds will be applied first in payment of any withholding taxes arising from the lapse of restrictions on the Stock and from the Restricted Units becoming payable, and the balance will be paid to the awardee. If prior to the date upon which the Restricted Units become earned and payable, the awardee is removed or resigns from the Board for any reason, then the awardee's rights as to unearned Restricted Units shall then terminate; provided however, that in the case of a Change of Control, death, attainment of the Age for Board Retirement, or in the discretion of the Committee, approved early retirement in accordance with the Plan, the Restricted Units will become earned and payable on the date upon which all restrictions on the related restricted Stock Award lapse.

FEDERAL INCOME TAX CONSEQUENCES

  The Plan is not qualified under section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

  The following brief description of tax effects which may result from participation in the Plan does not purport to be a complete statement of the law in this area. Employees eligible under the Plan should consult their personal tax advisers prior to engaging in any transactions under the Plan.

  A director who receives stock subject to restrictions which create a substantial risk of forfeiture (within the meaning of section 83 of the Internal Revenue Code) will be deemed to have income for Federal income tax purposes, absent a contrary election, when the shares are no longer subject to a substantial risk of forfeiture, when they become transferable (and the rights of the transferee would not be subject to a substantial risk of forfeiture) or when they are disposed of, whichever occurs first. The amount of such income will be equal to the fair market value of the shares as of the date on which the director is deemed to have income. A director may elect, however, to include in income in the year of grant the fair market value of the shares (determined without regard to any restrictions thereon) on the date of grant. The Company will be entitled to a deduction in the amount of the income that is deemed to be received by the director. Directors will receive Restricted Units to assist in satisfying the directors income tax liability with respect to the shares. The Restricted Units will be reportable as income at the time the Restricted Units (or portion thereof) become earned and payable.

                             ADDITIONAL INFORMATION

  Each non-employee director who is an awardee under the Plan will receive a copy of the Plan, Fluor's Annual Report to stockholders for its most recent fiscal year and its most recent definitive proxy statement. Further, a copy of such materials will be promptly furnished to any such awardee, without charge, upon written request of the awardee. Fluor may also, from time to time, deliver to each grantee an appendix to this prospectus updating or modifying certain information contained herein. Information contained in such appendix shall supersede any conflicting information set forth herein.

  The directors of Fluor are afforded indemnification pursuant to Article Nineteenth of the Restated Certificate of Incorporation of Fluor to the fullest extent required or permitted under the general corporate law of Delaware.
Section 145 of the General Corporation Law of the State of Delaware requires the indemnification of officers and directors under certain circumstances against expenses (including attorneys' fees) incurred in successfully defending against a claim and authorizes Delaware corporations to further indemnify their officers and directors under certain circumstances against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

  Coverage under existing Fluor insurance policies has been extended to Fluor and directors and officers of Fluor in connection with certain liabilities, including liabilities under the Act.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and persons controlling Fluor pursuant to the foregoing provisions, Fluor has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 19. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The officers and directors of Fluor are afforded indemnification pursuant to Article Nineteenth of the Restated Certificate of Incorporation of Fluor to the fullest extent required or permitted under the general corporate law of Delaware. Section 145 of the General Corporation Law of the State of Delaware requires the indemnification of officers and directors under certain circumstances against expenses (including attorneys' fees) incurred in successfully defending against a claim and further authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses (including attorneys' fees, Judgments, fines and amounts paid in settlement) incurred in legal proceedings involving such persons because of their being or having been an officer or director.

  Coverage under existing Fluor insurance policies has been extended to Fluor and directors and officers of Fluor in connection with certain liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 20. EXHIBITS.

 EXHIBIT NO.
 -----------
    4        Stock Plan for Non-Employee Directors
    5        Opinion of Counsel re: Legality
    23       Consent of Independent Auditors--Ernst & Young LLP
             Manually signed Powers of Attorney executed by certain Fluor
    24.1     directors and officers
             Manually signed Powers of Attorney executed by certain Fluor
    24.2     directors

ITEM 21. UNDERTAKINGS.

  A. Undertaking to File Post-Effective Amendment.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. Undertaking to Transmit Certain Material.

  (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's Annual Report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the Annual Report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the Annual Report for the last fiscal year will be furnished to each such employee.

  (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan, who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

  C. Other Undertakings.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE ISSUER CERTIFIES THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8, UNDERTAKES TO COMPLY WITH THE REQUIREMENTS OF PART II OF FORM S-8, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF IRVINE, AND THE STATE OF CALIFORNIA, ON THIS 11TH DAY OF APRIL, 1995.

                                          FLUOR CORPORATION

                                          By    /s/ Lawrence N. Fisher
                                            ___________________________________
                                                    Lawrence N. Fisher
                                                 Vice President--Corporate
                                                Law and Assistant Secretary

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Moreover, the undersigned hereby also certify that to the best of their knowledge and belief the issuer meets all of the requirements for filing on Form S-8.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
Principal Executive Officer
 and Director:

                  *                  Director, Chairman of the       April 11, 1995
____________________________________  Board and Chief Executive
            L. G. McGraw              Officer

Principal Financial Officer and
 Accounting Officer:

                  *                  Vice President--Finance and     April 11, 1995
____________________________________  Chief Financial Officer
           J. M. Conaway

Other Directors:

                  *                  Director                        April 11, 1995
____________________________________
      Carroll A. Campbell, Jr.

                  *                  Director                        April 11, 1995
____________________________________
           Hugh K. Coble

                  *                  Director                        April 11, 1995
____________________________________
           Peter J. Fluor

                  *                  Director                        April 11, 1995
____________________________________
          David P. Gardner

                  *                  Director                        April 11, 1995
____________________________________
          William R. Grant

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

                  *                  Director                        April 11, 1995
 ___________________________________
            Bob R. Inman

                  *                  Director                        April 11, 1995
____________________________________
         Robert V. Lindsay

                  *                  Director                        April 11, 1995
____________________________________
         Vilma S. Martinez

                  *                  Director                        April 11, 1995
____________________________________
            Buck Mickel

                  *                  Director                        April 11, 1995
____________________________________
          Martha R. Seger


*By /s/ Lawrence N. Fisher
  ____________________________
      Lawrence N. Fisher,
       Attorney-in-fact

  Manually signed powers of attorney authorizing Lawrence N. Fisher and P. Joseph Trimble, and either of them, to sign this registration statement and any amendments thereto as attorneys-in-fact for certain directors and officers of the issuer are included herein as Exhibits 24.1 and 24.2 hereto.

                                 EXHIBIT INDEX

                                                              SEQUENTIALLY
                                                                NUMBERED
 EXHIBIT NO.                   DESCRIPTION                        PAGE
 -----------                   -----------                    ------------
 4           Stock Plan for Non-Employee Directors

 5           Opinion of Counsel re: Legality

 23          Consent of Independent Auditors--Ernst & Young LLP

 24.1 Manually signed Powers of Attorney executed by certain Fluor directors and officers

 24.2 Manually signed Powers of Attorney executed by certain Fluor directors